SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No. )

Filed by the registrant [X]       Filed by a party other than the registrant [ ]


Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                           SPEIZMAN INDUSTRIES, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount of which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

   (5) Total fee paid:

-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid:

-------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

   (3) Filing party:

-------------------------------------------------------------------------------

   (4) Date filed:

-------------------------------------------------------------------------------

                           SPEIZMAN INDUSTRIES, INC.

                               701 Griffith Road
                        Charlotte, North Carolina 28217
                   ----------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 2000
                   ----------------------------------------
To the Stockholders of Speizman Industries, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Speizman Industries, Inc. (the "Company") will be held on Thursday, November 16, 2000, at 11:00 a.m., at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, for the following purposes:

      1. To elect a Board of Directors of five directors to serve until the Company's 2001 Annual Meeting of Stockholders and until their successors are elected and qualified;

      2. To approve and adopt the Company's 2000 Equity Compensation Plan, which provides for the issuance of up to 155,000 shares of the Company's common stock pursuant to awards thereunder;

      3. To approve and adopt an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of the Company's common stock available for issuance pursuant to option grants thereunder from 15,000 to 35,000;

      4. To ratify the selection of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 2001; and

      5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on October 9, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Regardless of whether you expect to attend the Annual Meeting, you are requested to complete, date and sign the enclosed proxy and return it promptly in the envelope provided. No postage is required for mailing in the United States. Your prompt response will assure that a quorum is present at the Annual Meeting and save the Company the expense of further solicitation of proxies. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                        By order of the Board of Directors,




                                        JOHN C. ANGELELLA
                                        Secretary

Charlotte, North Carolina
October 19, 2000
                                ---------------
     It is important that you return the accompanying proxy. If you do not return the accompanying proxy to us, or otherwise communicate with us, for a five-year period, North Carolina law requires us to treat all shares of Common Stock held in your name as abandoned property which must be turned over to the State Treasurer's office. It is also important that we have your correct address. The address to which these proxy materials were mailed is the address that we have on file for you. If you would like to make a correction to this address, please contact Ms. Gail Gormly, 701 Griffith Road, Charlotte, North Carolina 28217, (704) 559-5777.

                           SPEIZMAN INDUSTRIES, INC.

                               701 Griffith Road
                        Charlotte, North Carolina 28217
                    --------------------------------------
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 2000
                    --------------------------------------
                  PROXY SOLICITATION AND GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Speizman Industries, Inc., a Delaware corporation (the "Company"), as of October 9, 2000 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Company's Annual Meeting of Stockholders to be held on Thursday, November 16, 2000, at 11:00 a.m., at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, and at any adjournment thereof (the "Annual Meeting"). The Company expects to mail this Proxy Statement and the enclosed proxy card to the Company's stockholders on or about October 19, 2000.


     Only stockholders of record at the close of business on October 9, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, 3,252,428 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), were issued and outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to be presented for action at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

     The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The enclosed proxy card is for use at the Annual Meeting if a stockholder does not attend the Annual Meeting in person or wishes to have his shares of Common Stock voted by proxy even if he attends the Annual Meeting. If the enclosed proxy card is properly executed and returned in time to be voted at the Annual Meeting, the shares of Common Stock represented thereby will be voted in accordance with the directions given therein. In the absence of directions to the contrary, the shares of Common Stock so represented will be voted (1) FOR the election of the nominees named as directors named in this Proxy Statement; (2) FOR the approval and adoption of the Speizman Industries, Inc. 2000 Equity Compensation Plan; (3) FOR the approval and adoption of an amendment of the Speizman Industries, Inc. Stock Option Plan for Non-Employee Directors and (4) FOR the ratification of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 2001. Any stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or an executed proxy having a later date, or by attending the Annual Meeting and electing to vote in person.

     The Company will bear the entire cost of the solicitation of proxies, including the reimbursement of brokers, banks and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to the beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by officers and employees of the Company by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies.

     With respect to the election of a Board of Directors, any stockholder that has submitted a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. The Company does not know of any other business to be brought before the Annual Meeting, but it is intended that as to any such other business the proxies will be voted in accordance with the judgment of the person or persons acting thereunder.

     A copy of the Company's 2000 Annual Report to Stockholders is being furnished herewith to each stockholder of record as of the close of business on the Record Date. Copies of the Company's Annual Report on Form 10-K for the year ended July 1, 2000 will be provided free of charge upon written request to:

                           Speizman Industries, Inc.
                                P.O. Box 242108
                        Charlotte, North Carolina 28224
                         Attn: Chief Financial Officer

     The Company's fiscal year ends on the Saturday closest to June 30 and is named for the year in which it ends. Fiscal 1996 through 1998 and fiscal 2000 each contained 52 weeks and ended on June 29, 1996, June 28, 1997, June 27, 1999 and July 1, 2000, respectively. Fiscal 1999 contained 53 weeks and ended on July 3, 1999. Fiscal 2001 will contain 52 weeks and will end on June 30, 2001.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

General

     The Board of Directors has nominated the five persons named below for election as directors at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company's bylaws provide that the Board of Directors shall consist of one or more directors and that the Board of Directors has the power to determine the number of directors (when not determined by the stockholders) and to fill vacancies on the Board of Directors. The number of directors is presently fixed at five. Each nominee named below, other than Mr. Brady, is presently serving as a director of the Company and each nominee has consented to have his name appear as a nominee in this Proxy Statement and to serve as a director of the Company if elected. Should any nominee become unable to serve as a director, shares of Common Stock represented at the Annual Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director.

     The following information is provided concerning the five nominees for election as directors of the Company:

 Robert S. Speizman   Mr. Speizman, 60, has served as President of the
                      Company since November 1976. From 1969 to October
                      1976, Mr. Speizman served as Executive Vice
                      President of the Company. Mr. Speizman has been a director of the Company since 1967 and Chairman of the Board of Directors since July 1987.

 William Gorelick     Mr. Gorelick, 65, has served as a director of the
                      Company since March 1993. From May 1956 to June
                      1991, Mr. Gorelick was employed by Capitol Finance
                      Group, Inc., a consumer finance company, and its subsidiary companies, and served these companies in various capacities including as a director, Treasurer, Secretary, Vice President and
                      President. Since April 1991, Mr. Gorelick has served as President and/or a director of CPP
                      Holdings, Inc. and its subsidiary company, Capitol
                      Premium Plan, Inc., an insurance premium finance company in which he has a substantial interest.
                      Since November 1991, Mr. Gorelick has held a substantial interest in, and has served as President, Treasurer, director and/or partner of, Title Insurance Services Corporation, Atlantic
                      Title Insurance Company and Atlantic Assurance
                      Company. These companies underwrite title insurance policies and sell appraisal and abstract services to consumer lenders. In addition, Mr.
                      Gorelick is a partner in several real estate partnerships.

 Scott C. Lea         Mr. Lea, 68, has served as a director of the
                      Company since May 1993. Mr. Lea also serves as a director of Lance, Inc. and served as Chairman of its Board of Directors from April 1996 to April
                      1999. Mr. Lea has been a private investor since
                      January 1992. From January 1972 to December 1991,
                      Mr. Lea was employed by Rexham Industries
                      (formerly Rexham Corp.), a manufacturer of packaging, technical coatings and laminates. While at Rexham, Mr. Lea served in various capacities, including as President, Chief Executive Officer and a director from September 1974 to April
                      1989, and as Chairman of the Board of Directors from April 1989 to December 1991.

 Josef Sklut          Mr. Sklut, 71, has served as a director of the
                      Company since 1977. Since his retirement from the Company in November 1998, Mr. Sklut has provided consulting services to the Company on a part-time basis relating to financial and management matters. Prior to his retirement, Mr. Sklut served as Vice President-Finance of the Company from 1978, as Secretary of the Company from 1977 and as Treasurer of the Company from 1969.

 Jon P. Brady         Mr. Brady, 58, has been employed by Brady
                      Distributing Company, a wholesale distribution company in Charlotte, North Carolina, since 1963.
                      He has served as Chief Executive Officer,
                      President and Chairman of the Board of Directors of Brady Distributing Company since 1978. From
                      1984 to 1994, Mr. Brady also served as a director of First Charlotte Bank and Trust Company, and currently is a member of the Centura Bank
                      Charlotte Board of Advisors.

Board Committees and Meetings

     In fiscal 2000, the Board of Directors held four meetings and took action by unanimous written consent 12 times. The Board of Directors presently has an Audit Committee, a Compensation Committee and a Stock Option Committee, but has no standing nominating committee. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's independent auditors and reviewing all conflict of interest situations. The Compensation Committee is responsible for determining the salaries, bonuses and all other compensation, other than pursuant to the Company's equity-based plans, of the executive officers of the Company. The Stock Option Committee is responsible for administering the Company's equity-based plans. The Stock Option Committee, the Audit Committee and the Compensation Committee are each presently comprised of Mr. Gorelick and Mr. Lea, as well as Steven P. Berkowitz, a current director of the Company who is not standing for re-election at the Annual Meeting. Mr. Lea is the Chairman of the Audit Committee and Mr. Berkowitz is currently the Chairman of the Compensation Committee and Stock Option Committee. Following the Annual Meeting, Mr. Berkowitz will no longer serve as a member of any committee of the Board of Directors. In fiscal 2000, the Audit Committee, the Stock Option Committee and the Compensation Committee each held three meetings. In fiscal 2000, all of the directors attended all of the meetings of the Board of Directors and the above committees on which they served, except for Mr. Berkowitz who was unable to attend one meeting of the Board of Directors.


Compensation of Directors

     Each director who is not an officer or employee of the Company is paid $1,000 for each meeting of the Board of Directors that he attends and is reimbursed for out-of-pocket expenses incurred in connection with attending the meeting.

     Under the Company's Stock Option Plan for Non-Employee Directors, on December 1, 1999, Mr. Berkowitz, Mr. Gorelick, Mr. Lea and Mr. Sklut were each granted a non-qualified option to purchase 750 shares of Common Stock having an exercise price of $4.875 per share. These options become exercisable in cumulative increments of 50% and 100% beginning on the first and second anniversaries, respectively, of the dates of grant, if the non-employee director remains a non-employee director on such dates. Options granted under this plan expire 10 years from the date of grant and within limited periods of time, as specified therein, following such time as a director ceases to be a non-employee director within the meaning of such plan.

     Subsequent to his retirement as Vice President-Finance of the Company in November 1998, Mr. Sklut has provided consulting services to the Company on a part-time basis with regard to financial and management matters. Under his arrangement with the Company, Mr. Sklut provides the Company consulting services of up to eight hours per week, as requested by the Company, for which he is paid $150 per hour. Under this arrangement, the Company paid Mr. Sklut $59,775 in fiscal 2000.

     The Company has a deferred compensation agreement with Mr. Sklut, which was activated upon his retirement from the Company in November 1998 and which is more fully described in the section "Certain Relationships and Related Transactions."


Compensation Committee Interlocks and Insider Participation

     None of the members of the Company's Compensation Committee is an officer or employee of the Company. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

    The Board of Directors recommends a vote FOR the election of the nominees named above.


                                  PROPOSAL 2:
              ADOPTION AND APPROVAL OF SPEIZMAN INDUSTRIES, INC.
                         2000 EQUITY COMPENSATION PLAN

General

     On October 13, 2000, the Board adopted, subject to stockholder approval, the Speizman Industries, Inc. 2000 Equity Compensation Plan (the "2000 Plan"). The 2000 Plan, if approved by the stockholders, will be effective on the date of stockholder approval.

     The following is a summary of the 2000 Plan, which is incorporated by reference into this summary description. This summary is qualified entirely by reference to the 2000 Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Any capitalized terms used in this summary description that are not defined herein have the meanings assigned to them in the 2000 Plan.


Purpose

     The ability to offer Common Stock through equity-based compensation awards, historically stock options, has been and will continue to be a necessary and beneficial method by which the Company has increased the proprietary interests of key employees in the Company, thereby increasing their personal interest in the Company's success. As of October 11, 2000, 33,400 shares of Common Stock remained available for option grants under the Company's Nonqualified Stock Option Plan, its only equity-based plan available for this purpose. The Board of Directors adopted the 2000 Plan, subject to stockholder approval, because it believes that the availability of additional shares of Common Stock and a variety of equity awards, in addition to stock options, will assist the Company in attracting new executives and motivating existing key employees. The Board of Directors further believes that it is in the best interests of the Company and its stockholders to approve the 2000 Plan because it believes that further alignment of the interests of the Company's key employees with those of its stockholders through the grant of stock options and other equity awards is a primary means of maximizing long-term stockholder value.


Description of the 2000 Plan

     In General

     The 2000 Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The 2000 Plan is not a qualified retirement plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

     The 2000 Plan provides for the grant of several different types of equity-based compensation awards under one plan. Awards under the 2000 Plan may be made to participants in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and other forms of equity-based compensation as may be provided and are permissible under the 2000 Plan.


     Administration

     The 2000 Plan will be administered by the Compensation Committee of the Board (the "Committee"). The Committee has the exclusive right to interpret, construe and administer the 2000 Plan and to select the persons eligible to receive awards. The Committee will determine the number of stock options, stock appreciation rights, stock awards or performance shares subject to an award and the form, terms, conditions and duration of each award. All acts, determinations and decisions of the Committee will be conclusive, final and binding upon all parties.

     The fair market value of the Common Stock for any day in question will be the closing sale price reported for the Common Stock for such date on the exchange on which the Common Stock is traded, if the Common Stock is traded on an exchange, provided at least 100 shares of Common Stock were sold on such date. If there was not a sale of at least 100 shares of Common Stock that day, then the fair market value will be the closing sale price reported for the Common Stock on such exchange on the last day on which there was a sale of at least 100 shares of Common Stock. If the Common Stock is admitted for quotation on the National Association of Securities Dealers Automated Quotation System or other comparable quotation system, the fair market value of the Common Stock for any day in question will be the last sale price reported for the Common Stock for such date on such system, provided at least 100 shares of Common Stock were sold on such date. If there was not a sale of at least 100 shares of Common Stock that day, then the fair market value shall be the average of the high bid and low asked prices reported for the Common Stock on such system on such date (or, if no shares were sold on such date, the last sale price reported for the Common Stock on such system on the last date on which at least 100 shares of Common Stock were sold). The Committee is also authorized to establish an alternate method of determining fair market value of the Common Stock.


     Securities to be Offered

     The Board has designated an aggregate of 155,000 shares of Common Stock for issuance pursuant to awards granted under the 2000 Plan. Such shares of Common Stock shall be made available from shares authorized and unissued or currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. The last sale price of the Common Stock of the Company on October 11, 2000, as reported on The Nasdaq Stock Market, was $2.19 per share.

     To the extent any shares of Common Stock awarded or subject to purchase under the 2000 Plan are not delivered or purchased, or are reacquired by the Company, such shares will not be charged against the aggregate number of shares available for awards under the 2000 Plan and may again be awarded under the plan. This would occur, for example, upon a forfeiture of restricted stock or termination, expiration, or cancellation of a Stock Option, stock appreciation right, or performance share under the 2000 Plan, or any other termination of an award without payment being made in the form of Common Stock.

     Proportionate and equitable adjustments will be made by the Committee upon the occurrence of certain events that result in changes in the outstanding shares of Common Stock or that result in exchanges of shares of Common Stock for a different number or class of Common Stock or other securities of the Company or another corporation. These events include without limitation a reorganization or recapitalization of the Company or reclassification of its shares, stock split, stock dividend, or consolidation of shares of Common Stock, merger, consolidation, or separation, including spin-off, or sale of assets of the Company, or any distribution to stockholders other than a cash dividend that results in the outstanding shares of Common Stock (or any securities exchanged therefore or received in their place) being exchanged for a different number or class of shares of Common Stock or other securities. Under such circumstances, adjustments may be made by the Committee in the limitation on the aggregate number of shares of Common Stock that may be awarded under the 2000 Plan, the number and class of shares that may be subject to an award, the purchase price for shares of Common Stock under outstanding Stock Options, and the number of shares to be transferred in settlement of outstanding stock appreciation rights, and the terms, conditions, or restrictions of any award or award agreement, including the price payable for the acquisition of Common Stock.

     The Committee is also authorized to make adjustments in performance-based criteria or in the terms and conditions of other awards under the 2000 Plan in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations, or accounting principles. The Committee may also correct any defects or omissions or reconcile any inconsistencies in the 2000 Plan or any agreement evidencing an award under the 2000 Plan in the manner and to the extent it shall deem desirable to carry it into effect. Moreover, the Committee may, in its discretion, make such adjustments in the terms of awards under the 2000 Plan as it deems appropriate if the Company assumes any outstanding employee benefit plans or awards or the right or obligation to make future awards in connection with the acquisition of any other entity.


     Eligible Participants

     The class of persons eligible to receive awards under the 2000 Plan are employees of the Company and other natural persons, including non-employee members of the Board and consultants and advisors who provide bona fide services to the Company not in connection with the offer or sale of securities in a capital-raising transaction. The Committee shall select from this class of eligible individuals the individuals who shall receive awards under the 2000 Plan. As of September 8, 2000, the Company had approximately 206 employees and four non-employee directors.


     Types of Awards

     Each award granted will be evidenced by a written agreement setting forth the terms and conditions of the award. Each such agreement will also be subject to and incorporate the applicable terms and conditions of the Equity 2000 Plan and any other terms and conditions, not inconsistent with the 2000 Plan, required by the Committee. The various forms of awards that may be made to participants under the 2000 Plan are described below.


     Incentive Stock Options

     The Committee may grant incentive stock options ("ISOs") that may be entitled to favorable tax treatment under Section 422 of the Code. See " -- Tax Effects of Equity Compensation Plan Participation" below. ISOs may be granted to eligible employees under the 2000 Plan at such time or times as determined by the Committee until ten years following the date the Board adopted the 2000 Plan, subject to certain conditions described below. The exercise price of an ISO under the 2000 Plan may not be less than 100% of the fair market value of the Common Stock at the date of grant of the ISO (110% for 10% owners of the Company).

     An ISO and any related stock appreciation right, if any, granted under the 2000 Plan must be exercised in whole or in part from time to time within 10 years from the date of grant of the ISO (5 years for 10% owners of the Company), or such shorter period specified by the Committee corresponding in the award agreement. Upon a termination of employment of the optionee with the Company, as determined by the Committee in its discretion, the ISO, and any related stock appreciation right, will lapse and cease to be exercisable upon, or within such period following, the termination of employment, as determined by the Committee and provided in the award agreement. In no event, however, can the period of time during which an ISO or related stock appreciation right remains exercisable following a termination of employment exceed three months, unless employment is terminated because of death or disability of the optionee. Following death or disability, the period of time during which an ISO or related stock appreciation right may be exercised cannot exceed one year after the date of death or disability. In no event can the period of time following a termination of employment during which an ISO or related stock appreciation right may be exercised extend beyond the original exercise period of the ISO or related stock appreciation right.

     The amount of ISOs that are first exercisable by any one participant in any year that may receive favorable tax treatment as ISOs is limited. To the extent that the aggregate fair market value of the shares of Common Stock with respect to which ISOs are first exercisable during any calendar year by an eligible participant exceeds $100,000, such options shall be treated as NQSOs. Similar treatment applies in the event the exercise of an ISO is accelerated by reason of change of control. See "Effects of Change in Control" below. The aggregate fair market value of the Common Stock for these purposes is determined as of the date the ISO is granted.

     Subject to the limitation on the maximum number of shares of Common Stock that may be issuable pursuant to the 2000 Plan, as discussed under "Securities to be Offered" above, the maximum number of shares of Common Stock may be subject to ISO awards under the 2000 Plan. An ISO granted under the 2000 Plan will also be subject to such other terms and conditions which the Committee deems necessary to impose in order to qualify the ISO under Section 422 of the Code, as well as any other terms and conditions not inconsistent with the ISO provisions of the 2000 Plan as determined by the Committee.


     Nonqualified Stock Options

     The Committee may also grant nonqualified stock options ("NQSOs") to eligible participants to purchase shares of Common Stock at such time or times as determined by the Committee. These stock options will not be eligible for the favorable tax treatment available to ISOs under Section 422 of the Code.

     The exercise price of an NQSO under the 2000 Plan will be as established by the Committee in the agreement evidencing the award. Such exercise price may be more than, equal to or less than 100% of the fair market value at the time of grant. Thus, discounted stock options (options with exercise prices less than the fair market value of the Common Stock at the date of the awards) may be granted as NQSOs under the 2000 Plan.

     An NQSO under the 2000 Plan, and its related stock appreciation right, if any, will be exercisable in full or in part from time to time as specified by the Committee or in the corresponding award agreement. Upon termination of employment of the optionee, the NQSO and any related stock appreciation right will lapse and cease to be exercisable upon, or within such period following, such termination of employment, as determined by the Committee and specified in the award agreement.

     An NQSO may also be subject to such other terms and conditions, not inconsistent with the 2000 Plan, as determined by the Committee and specified in the award agreement for the NQSO.


     Stock Appreciation Rights

     The Committee is empowered under the 2000 Plan to grant a stock appreciation right ("SAR") to an eligible participant in connection with an ISO or an NQSO. SARs may also be granted independent of any related stock option.

     A SAR is a right granted under the 2000 Plan that provides for an amount payable in shares of Common Stock and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share of Common Stock on the date the SAR is exercised over the exercise price of the SAR or the exercise price of a related stock option to purchase a share of Common Stock. Thus, a SAR granted in conjunction with a stock option will entitle the participant, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and receive in lieu thereof a payment in cash or shares of Common Stock having an aggregate value equal to the amount by which the fair market value of each share of Common Stock exceeds the exercise price per share of Common Stock under the stock option, times the number of shares of Common Stock under the stock option, or portion thereof, that is surrendered.

     Any SAR granted under the 2000 Plan in conjunction with a stock option will be subject to the same terms and conditions as the related stock option, including limits on transferability, and will be exercisable only to the extent the stock option is exercisable. If the related stock option terminates or lapses, the SAR will also terminate or lapse. Upon exercise of a SAR, the number of shares subject to exercise under any related stock option will be reduced automatically by the number of shares of Common Stock represented by the related stock option (or portion thereof) that is surrendered. The grant of SARs related to ISOs under the 2000 Plan must be concurrent with the grant of the related ISOs. For NQSOs, the grant of a related SAR may either be made concurrently with the grant of the NQSO or may be made in connection with NQSOs previously granted that are unexercised and have not terminated or lapsed.


     Incidents of Stock Options and Stock Appreciation Rights

     Each stock option (ISO or NQSO) and SAR granted under the 2000 Plan will be subject to such terms and conditions, not inconsistent with the 2000 Plan, as may be determined by the Committee. Such provisions, for example, may require the continued employment of a participant as consideration for the grant or exercise of a stock option or SAR.

     A stock option or SAR under the 2000 Plan will not be transferable by the participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code and ERISA, and will be exercisable during the lifetime of the participant only by the participant or his or her guardian or legal representative. In addition, the Committee may, in its discretion, permit the transfer of a NQSO or SAR by a participant to the extent determined by the Committee to be consistent with applicable laws and Company policy.

     The purchase price for shares of Common Stock under a stock option or SAR shall be paid at the time of exercise (or in the case of a cashless exercise described below, as soon as practicable after such exercise) in cash or by tendering shares of Common Stock held by the participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, as determined by the Committee in its discretion, with a fair market value equal to the exercise price or by authorizing a third party to sell a portion of the shares acquired upon exercise and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding resulting from such exercise.

     The maximum number of shares for which options (ISOs and NQSOs) and SARS may be granted to any individual during any calendar year is 100,000 shares (150,000 for the calendar year in which an individual first becomes an employee), subject to anti-dilution and similar provisions.


     Restricted Stock

     Restricted stock awards may be made to participants under the 2000 Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. The Company may award restricted stock either alone, in addition to, or in tandem with other awards granted under the 2000 Plan and/or cash payments made outside of the 2000 Plan.


     A restricted stock award under the 2000 Plan will be an award of Common Stock issued with such restrictions as the Committee, in its sole discretion, may impose. These restrictions may include, without limitation, a restriction on the right to sell, transfer, pledge or assign the Common Stock, to vote such Common Stock and/or to receive cash dividends with respect to the Common Stock. The restrictions may lapse separately or in combination and at such time or times as the Committee may determine appropriate.

     In addition to determining the applicable restrictions on restricted stock, the Committee may also in its discretion determine the purchase price, if any, to be paid for such restricted stock, the length of the time during which the restrictions will apply, and whether dividends and other distributions on the restricted stock will be paid currently to the participant or paid to the Company for the account of the participant.

     A participant receiving an award of restricted stock under the 2000 Plan must accept the award within 60 days, or such shorter period as the Committee may specify, after the date of the award, by executing an award agreement and paying the purchase price, if any, for the restricted stock. Upon termination of employment of a participant with the Company prior to the lapse of restrictions, all shares of restricted stock then held by the participant will be forfeited, unless otherwise provided in the award agreement or determined by the Committee.

     Except as otherwise provided in the 2000 Plan, no shares of restricted stock received by a participant may be sold, exchanged, transferred, pledged, or otherwise disposed of during the restriction period. The Committee in its discretion may waive applicable restrictions in cases of special circumstances. In its discretion, the Committee may also waive any remaining restrictions on restricted stock upon hardship or other special circumstances of a participant whose employment with the Company is involuntarily terminated.

     Unless otherwise provided, a participant receiving an award of restricted stock will have all the rights of a holder of the Common Stock with respect to such restricted stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends thereon. The Committee may require, however, that any dividends be deferred automatically and reinvested in additional restricted stock or may require that dividends and other distributions on restricted stock be paid to the Company for the account of the participant. If all of the restrictions applicable to restricted stock expire without a forfeiture of the restricted stock, unrestricted certificates for such shares will be delivered to the participant.


     To better ensure that award payments actually reflect performance of the Company and the service of the participant, the Committee in its discretion may provide for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock, to the recipient of a restricted stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.


     Stock Awards

     The Company may grant an award of Common Stock under the 2000 Plan in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the stock award. In determining the value of the stock award, the shares of Common Stock subject to such award will be valued at not less than 100% of the fair market value of such shares of Common Stock on the award date, regardless of whether such shares of Common Stock are then issued or transferred to the participant and whether or not such shares of Common Stock are subject to restrictions that affect their value.

     Shares of Common Stock subject to a stock award may be issued to the participant at the time the award is granted, or at any time subsequent thereto, or in installments from time to time, as determined by the Committee. To the extent the shares of Common Stock subject to a stock award are not issued to the participant at the time the award is granted, dividend equivalents may be issued to the participant as determined by the Committee. In the Committee's discretion, any issuance payable in shares of Common Stock under a Common Stock award may be paid in cash on the date delivery of shares would otherwise have been made.

     A Common Stock award will be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the Common Stock award or the shares of Common Stock issued pursuant thereto, as determined by the Committee. Upon issuance of shares to a participant pursuant to a Common Stock award, the participant will become a holder of the Common Stock fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all of the rights of a shareholder, except to the extent otherwise provided in the stock award.


     Performance Shares

     Awards of performance shares may be made to participants under the 2000 Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of performance shares may be made either alone, in addition to, or in tandem with other awards granted under the 2000 Plan and/or cash payments made outside of the 2000 Plan.

     The Committee in its sole discretion may determine the participants to whom awards of performance shares will be made, the performance period, and/or the performance objectives applicable to such awards, the form of settlement of a performance share, and any other terms and conditions of such awards. Performance periods may overlap, and participants may participate simultaneously with respect to performance shares for which different performance periods are prescribed.

     The performance objectives may vary from participant to participant and between awards and will be based upon such performance criteria or combination of factors as the Committee may deem appropriate. For example, such performance criteria may include minimum earnings per share or return on equity. The Committee is empowered to revise such performance objectives during the applicable performance period if significant events occur that the Committee expects to have a substantial effect on the applicable performance objectives during such period. The Committee may also provide for the proration of performance shares if a participant terminates service with the Company during a performance period because of special circumstances in which the Committee, in its discretion, finds that a waiver is appropriate. If a participant terminates service with the Company during a performance period for any other reason, then such participant will not be entitled to any payment with respect to that performance period, unless otherwise determined by the Committee.

     The Committee is also authorized to approve requests by participants to defer payment of performance shares on terms and conditions approved by the Committee and set forth in an award agreement entered into in advance of the time of receipt or constructive receipt of payment by the participant.

     No more than 100,000 performance shares may be earned by any individual in any calendar year.

 Other Stock-Based Awards

     The 2000 Plan also authorizes the grant of other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock. These other stock-based awards will include without limitation convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and stock-award options valued by reference to book value or performance. Other stock-based awards may be granted either alone or in addition to or in tandem with other awards granted under the 2000 Plan and/or cash awards made outside of the 2000 Plan.

     The Committee in its sole discretion is empowered to determine the participants eligible to receive other stock-based awards, the time or times at which such awards may be made, the number of shares of Common Stock subject to such awards and all other terms and conditions of such awards. The provisions of other stock-based awards need not be the same with respect to each recipient.

     Shares of Common Stock subject to other stock-based awards may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses. Interest or dividend equivalents may be payable with respect to other stock-based awards in the discretion of the Committee. The Committee may also determine whether any other stock-based award will be subject to vesting or forfeiture provisions and the effects of termination of employment upon such awards.

     No more than 100,000 shares of Common Stock may be earned by any individual in any calendar year.


     Amendment and Termination

     The 2000 Plan will continue in effect until terminated by the Company as provided in the 2000 Plan. Notwithstanding the perpetual nature of the 2000 Plan, ISOs may only be granted under the 2000 Plan until ten years after the date it was adopted by the Board.

     Upon the recommendation of the Committee, or otherwise, the Board may amend the 2000 Plan. To the extent required by Section 422 of the Code and/or the rules of the exchange upon which the Common Stock is traded or other applicable law, no amendment to the 2000 Plan may be made without approval by the Company's stockholders that would make certain changes, including altering the group of persons eligible to participate in the 2000 Plan, increasing the maximum number of shares of Common Stock available for awards under the 2000 Plan (except as otherwise provided in the 2000 Plan), extending the period during which ISOs may be granted under the 2000 Plan, limiting or restricting the powers of the Committee in administering the 2000 Plan, changing the definition of participants eligible for ISOs or increasing the limit or value of shares of Common Stock for which eligible participants may be granted ISOs under the 2000 Plan, materially increasing the benefits accruing to participants under the 2000 Plan, or changing the amendment provisions of the 2000 Plan.

     Notwithstanding the foregoing, no amendment to or discontinuation of the 2000 Plan or any provision thereof may adversely affect any award previously granted to a participant under the 2000 Plan without the written consent of such participant. The Committee is empowered to determine whether an amendment or discontinuation adversely affects any existing award. Notwithstanding the foregoing, the Committee retains the power to (a) cancel any award if the participant is terminated for cause as determined by the Committee, (b) provide for the forfeiture of shares of Common Stock or other gain under an award as determined by the Committee for competing against the Company and (c) convert any outstanding ISO to an NQSO.


New Plan Benefits

     No determination has been made with respect to any awards that may be made under the 2000 Plan in the future. Future awards will be determined in accordance with the terms of the 2000 Plan. Consequently, it is not possible to determine the benefits or amounts that will be received by or allocated to any executive officers or employees of the Company or other persons pursuant to the 2000 Plan in the future. Historically, however, the Company has granted nonqualified stock options under its Nonqualified Stock Option Plan principally to Robert, Bryan and Mark Speizman, all of whom are executive officers of the Company.


Resale Restrictions

     Participants under the 2000 Plan may be restricted under certain circumstances in their ability to resell shares of Common Stock purchased or awarded under the 2000 Plan. Resale restrictions may be imposed by virtue of the provisions of the 2000 Plan and the applicable award agreement and/or by application of the federal and state securities laws.

Tax Effects of 2000 Plan

     The following discussion of the federal income tax consequences of awards granted under the 2000 Plan is intended only as a summary of the present federal income tax treatment of stock options (ISOs and NQSOs), SARs and other Common Stock awards under the 2000 Plan. The federal income tax laws pertaining to the 2000 Plan are highly technical and such laws are subject to change at any time. Some variations on the federal income tax effects of 2000 Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Exchange Act.


     Incentive Stock Options

     Although the Company has obtained neither a letter ruling from the Internal Revenue Service nor an opinion of counsel stating that the ISO provisions of the 2000 Plan constitute an incentive stock option plan under the Code, it is expected that the options granted under the ISO provisions of the 2000 Plan will qualify as ISOs for federal income tax purposes.

     In general, no taxable income will be realized by an optionee, and no federal income tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The federal income tax consequences of a disposition of Common Stock received pursuant to the exercise of an ISO will depend upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (1) two years from the date of the grant of the ISO or (2) one year after the date of the transfer of the shares to him (the "Holding Period"), then the optionee will be taxed according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares of Common Stock, which difference will be a capital gain if the shares are held as a capital asset. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For purposes of this discussion, "disposition" means a lifetime transfer of legal title, such as by sale, exchange, or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

     The Holding Period will not apply to an ISO that is exercised after the optionee's death by his estate or by a person who acquired the right to exercise it by bequest or inheritance or otherwise by reason of the optionee's death. The Holding Period will apply if the optionee dies after he exercises his ISO. In that case, his estate, or any other person holding the shares acquired pursuant to the ISO, must either hold the shares for the applicable Holding Period or suffer the tax consequences discussed below for a "disqualifying disposition."

     A "disqualifying disposition" takes place if the optionee makes a disposition of the shares of Common Stock acquired through the exercise of an ISO before satisfying the Holding Period. If a "disqualifying disposition" occurs, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (1) the fair market value of the Common Stock on the date of exercise of the ISO minus the option price or (2) the amount realized on the disposition minus the option price. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as compensation paid, the amount so included as ordinary income by the optionee.

     As described above, an optionee who exercises an option may be allowed to pay for his shares with cash or with shares of Common Stock, including shares acquired in a prior ISO exercise. Generally, such payment would not give rise to recognition by the optionee of a gain or loss. If, however, an optionee exercises an option and pays for the shares upon exercise with shares that the optionee acquired in a prior ISO exercise but has not held for the requisite Holding Period, the optionee will be taxed on the disposition of the shares acquired in the prior ISO exercise as if a "disqualifying disposition" of those shares had occurred. In addition, if an optionee exercises an ISO by way of "cashless exercise" as described above, the disposition of shares to pay the exercise price will constitute a "disqualifying disposition" of those shares.

     In order for an ISO granted under the 2000 Plan to be governed by the general rules pertaining to ISOs, the optionee must be an employee of the Company for the entire time from the date the ISO is granted until three months before its exercise (twelve months for an optionee who is disabled). These employment requirements do not apply if the optionee dies before exercising an ISO, but in such circumstances the employment requirement must have been met by the employee at his death.

     The federal alternative minimum tax consequences of the exercise of an ISO under the 2000 Plan may differ from the federal income tax consequences of such exercise. The alternative minimum tax consequences of the disposition of shares acquired upon the exercise of an ISO may also differ from the regular income tax consequences of such disposition. The difference between the option price and the fair market value of the shares upon exercise will be a preference item subject to the federal alternative minimum tax. For purposes of the individual alternative minimum tax, the income tax rules governing the transfer of property in connection with the performance of services apply, not the regular income tax rules applicable only to ISOs. For example, if an optionee acquires shares pursuant to the exercise of an ISO under the 2000 Plan and disposes of the shares in the same taxable year, tax treatment under the regular income tax and the alternative minimum tax will be the same. If, however, the shares are disposed of in a disqualifying disposition in a later taxable year, the difference between the option price and the fair market value of the shares will be included in alternative minimum taxable income in the year of exercise and in regular taxable income, but not in alternative taxable income, in the year of the disposition. Similarly, if an optionee acquires shares pursuant to the exercise of an ISO under the 2000 Plan and disposes of the shares after the Holding Period is satisfied, the difference between the option price and the fair market value of the Common Stock at the time of exercise will be included in alternative minimum taxable income, but not in regular taxable income, in the year of exercise, and for alternative minimum tax purposes the cost basis of the shares will be the sum of the option price and the amount of income included in alternative minimum taxable income in the year of exercise.


     Nonqualified Stock Options

     Holders of NQSOs will not be entitled to the special tax treatment afforded to ISOs. Under the Code, an optionee granted an NQSO generally will realize no taxable income upon receipt of the NQSO, but instead will realize ordinary taxable income equal to the excess of the fair market value of the Common Stock acquired at the time of the exercise of the NQSO over the option price paid, unless at the time of exercise the Common Stock remains subject to a "substantial risk of forfeiture" as defined in Section 83 of the Code. Whether an optionee who exercises an NQSO under the 2000 Plan will acquire the Common Stock subject to such risk will depend upon the terms of the NQSO award as determined by the Committee. For a complete discussion of the income tax treatment when a participant acquires Common Stock subject to a "substantial risk of forfeiture," see "Restricted Stock" below. The Company is required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NQSO.

     An optionee's tax basis in shares acquired upon the exercise of an NQSO will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the NQSO. Upon any sale of such shares of Common Stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be capital gain or loss. In general, when an NQSO is exercised by the exchange of previously acquired Common Stock, the optionee will receive a tax-free exchange and basis carryover for old shares for an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the NQSO, plus any amount of cash paid by the optionee upon the exercise of the NQSO.


     SARs

     The grant of an SAR to a participant under the 2000 Plan will not require recognition of taxable income. Upon the exercise of an SAR, however, payments received by the participant will be included in that participant's income as compensation in that year. If payment is made in cash, that amount of cash must be recognized as income. If the SAR is paid in Common Stock, income will be recognized in the amount of the Common Stock's fair market value. The Company will be entitled to a deduction for compensation in an amount equal to the income realized by the participant, to be recognized in its taxable year in which the participant's taxable year of income inclusion ends. Upon the sale of any Common Stock acquired by the exercise of SARs, the participant will realize gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such Common Stock.


     Restricted Stock

     A recipient of restricted stock, or any other stock award under the 2000 Plan that is subject to a "substantial risk of forfeiture," generally will be subject to federal income tax at ordinary income rates on the excess of the fair market value of the restricted stock or other stock award, at such time that the Common Stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code ("restrictions"), over the purchase price, if any, of such restricted stock or other stock award. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the Common Stock will have ordinary taxable income on the date of transfer of the shares equal to the excess of the fair market value of such shares on the transfer date, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. No additional ordinary taxable income will then be recognized when the restrictions expire, although any gain on the disposition of the Common Stock will be subject to tax as discussed below. If the shares subject to such election are forfeited, the recipient will only be entitled to a deduction, refund, or loss for tax purposes equal to the purchase price, if any, of the forfeited shares, regardless of whether the recipient made an election Section 83(b) of the Code.

     Upon the sale of any Common Stock following the expiration of the forfeiture period for restricted stock or other stock award or upon the sale of Common Stock for which a timely election under Section 83(b) of the Code was made, the participant will realize capital gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such Common Stock. The holding period to determine whether the participant has long-term or short-term capital gain will generally begin when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant timely elects to be taxed as of the date of transfer of the shares, the holding period will commence on such date, and the tax basis will be equal to the fair market value of the shares on such date, determined without regard to the restrictions.

     The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award. The Equity Compensation Plan requires any participant exercising an award to give the Committee prompt written notice of any election made by the participant under Section 83(b) of the Code.


     Stock Awards

     Unrestricted awards of Common Stock will be taxable to the participant and deductible by the Company at the time of the award in an amount equal to the fair market value of the shares at that time. If the shares are subject to forfeitability and nontransferability restrictions, the participant may either elect immediate taxability in an amount equal to the fair market value of the shares at the time of the award, less any payment therefor, or delay the recognition of taxable income in an amount equal to the fair market value of the shares, less the purchase price, if any, when the restrictions lapse. See "Restricted Stock" above. Upon a sale of shares received as a stock award, the participant will realize capital gain or loss in an amount equal to the difference between the amount realized and the participant's tax basis, which is generally the amount of ordinary income previously recognized plus any cash payment. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the stock award.


     Performance Shares

     A participant granted an award of performance shares will not realize income at the time of grant but generally will realize ordinary income when the award is settled, either at the conclusion of the performance period or at the end of the deferral period elected by a participant. The amount of ordinary income realized will be equal to the sum of the cash received, if any, plus the then fair market value of the shares of Common Stock of the Company received. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the performance share award.


     Compliance with Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Code prohibits a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to its chief executive officer or any of the four most highly compensated executive officers other than the chief executive officer. Compensation realized with respect to Stock Options and SARs, as described above under "Certain Federal Income Tax Consequences", will be excluded from this deduction limit if it satisfies certain requirements, including a requirement that the 2000 Plan be approved by the Company's stockholders. In addition, performance shares and other stock-based awards may be structured by the Committee to be excluded from this deduction limit as performance-based compensation in accordance with special terms of the 2000 Plan.


     Payments Upon Change in Control

     The Committee has the authority under 2000 Plan to provide for the acceleration of payment of awards and related shares of Common Stock in the event of a change in control of the Company. Such acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

     The Board recommends a vote FOR the proposal to approve the adoption of the 2000 Plan.

                                  PROPOSAL 3:
                 APPROVAL OF INCREASE IN SHARES AUTHORIZED FOR
                   ISSUANCE UNDER SPEIZMAN INDUSTRIES, INC.
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

General

     Subject to the approval of stockholders, on October 13, 2000, the Board amended the Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan") to increase the number of shares of Common Stock subject to such plan by 20,000 shares, thus increasing the authorized shares of Common Stock available for issuance under the Directors Plan from 15,000 to 35,000 shares. The Company has utilized stock incentives as a principal part of its director compensation program, and the Board believes stock options play an important role in attracting and retaining the services of non-employee directors and in encouraging such directors to have a greater personal financial investment in the Company and to more closely align their interests with stockholders.

     Originally 15,000 shares of Common Stock were issuable pursuant to the Directors Plan. Following the automatic stock option grants thereunder in December 1999, no shares of Common Stock remained available for future grants. Therefore, the Board believes that the amendment to the Directors Plan is necessary to assure that an adequate number of shares of Common Stock will be available for future grants in order to continue to attract and retain services of outside non-employee directors and encourage them to have a personal financial interest in the Company.


Description of Directors Plan

     The following is a summary of the Directors Plan, which is incorporated by reference into this summary description. This summary is qualified entirely by reference to the Directors Plan. Any capitalized terms used in this summary description that are not defined herein have the meanings assigned to them in the Directors Plan.

     On December 1st of each year, each Non-Employee Director then in office will automatically be granted an option to purchase 1,000 shares of Common Stock (an "Annual Award"). Under the Directors Plan, a director is a Non-Employee Director if he is not a full-time or part-time employee of the Company or its parent or subsidiary corporations. The per share exercise price of such options will be the fair market value of the Common Stock, as defined in the Directors Plan, on the date of grant. Presently there are four nominees who will be Non-Employee Directors, Mr. Sklut, Mr. Gorelick, Mr. Lea and Mr. Brady.

     Notwithstanding the foregoing, any Non-Employee Director may elect (1) to decline an Annual Award or (2) to revoke a previous election to decline an Annual Award, in either event, at any time prior to the date such Annual Award would otherwise be made. A Non-Employee Director who elects to decline an Annual Award will receive no compensation in lieu thereof. In the event that the number of shares available for grants under the Plan is insufficient to grant the number of options determined as provided above to each Non-Employee Director, options for the remaining number of shares of Common Stock available for grant under the Plan will be granted in equal amounts to each Non-Employee Director.

     Options granted pursuant to Annual Awards under the Directors Plan become exercisable in cumulative increments of 50% and 100% beginning on the first and second anniversaries, respectively, of the date of grant, if, on such dates, the Non-Employee Director remains a Non-Employee Director. In the event a Non-Employee Director ceases to be a Non-Employee Director, any of his then outstanding options that have not become exercisable will terminate immediately. In addition, in the event of a merger or consolidation or other capital reorganization as described in such plan, or the sale by the Company of all or substantially all its assets, any outstanding option that was granted more than six months prior to the date of the Company's adoption of a plan or definitive agreement in respect of such merger, consolidation, reorganization or asset sale, as the case may be, but has not yet become exercisable, shall become exercisable in full as of such date. Upon the effectiveness of such merger, consolidation, reorganization or asset sale, as the case may be, any then outstanding options shall terminate.

     An option granted pursuant to an Annual Award will not be exercisable unless: (a) the option has become exercisable as provided above; (b) the person exercising the option has been, at all times during the period beginning with the date of grant of the option and ending on the date of such exercise, a Non-Employee Director, except that (i) in the event a Non-Employee Director ceases to be a Non-Employee Director for any reason, he may exercise any of his options that are exercisable on the date he ceases to be a Non-Employee Director at any time within one year after such date, subject to earlier termination of any such option, following which period any unexercised option will terminate, or (ii) if an optionee shall die holding an option that is exercisable on the date of his death, his executors, administrators, heirs or distributees, as the case may be, may exercise such option at any time within six months after the date of such death, even if such six-month period extends beyond the one-year period described above, but subject to any other earlier termination of such option, following which period any unexercised option will terminate; (c) payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise in United States dollars by cash or check; and (d) payment in full is made for any tax withholding obligation.

     Each option granted under the Non-Employee Directors' Plan shall terminate on the tenth anniversary of the date of grant, subject to earlier termination as provided above.

     The following table sets forth certain information concerning options that will be granted automatically under the Directors Plan in fiscal 2001, assuming that the amendment described herein is approved by the stockholders of the Company at the Annual Meeting and further assuming that the nominees for election as directors at the Annual Meeting are so elected and serve as directors of the Company on December 1, 2000. Based on such assumptions, Mr. Sklut, Mr. Gorelick, Mr. Lea and Mr. Brady, who would be the only Non-Employee Directors, would each receive, on December 1, 2000, an option to purchase 1,000 shares of Common Stock under the Directors Plan. No executive officers or other employees of the Company will receive any options under the Directors Plan.


                               NEW PLAN BENEFITS

                           Speizman Industries, Inc.
                 Stock Option Plan for Non-Employee Directors



Name and Position                Dollar Value ($)(1)     Number of Options
-----------------------------   ---------------------   ------------------
Non-Employee Director Group                                   4,000

---------
(1) The dollar value of such options is not presently determinable. The exercise price of such options will be the fair market value of the Common Stock, as defined in the Directors Plan, on December 1, 2000, the date of grant of such options.

     In addition, Mr. Berkowitz, Mr. Sklut, Mr. Gorelick and Mr. Lea, the only Non-Employee Directors as of December 1, 1999, each received an option to purchase 750 shares of Common Stock on such date, having an exercise price of $4.875 per share (the last sale price as reported by The Nasdaq Stock Market on such date). As of October 11, 2000, the exercise price of these options exceeded the fair market value of the Common Stock subject to such options of $2.19 per share (the last sale price of the Common Stock as reported by The Nasdaq Stock Market on such date). No executive officers or other employees of the Company received any options under the Directors Plan in fiscal 2000.


Tax Effects of Directors Plan

     All options granted under the Directors Plan are nonqualified options not entitled to special tax treatment under Section 422 of the Code. The following discussion of the federal income tax consequences of the Directors Plan is intended only as a summary of the federal income tax treatment of nonqualified stock options under the Directors Plan as of the date hereof. The federal income tax laws pertaining to the Directors Plan are highly technical, and such laws are subject to change at any time. Some variations on the federal income tax effects of Directors Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Exchange Act. The Directors Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Under the Code, generally an optionee granted an nonqualified stock option realizes no taxable income upon grant of the option, but is deemed to have realized ordinary taxable income equal to the excess of the fair market value of the Common Stock acquired at the time of the exercise of the option over the option price paid. The income realized by the option holder will be subject to income and other employee withholding taxes.

     An optionee's tax basis for determination of gain or loss upon the subsequent disposition of the shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the option holder's basis in the shares will be treated as a capital gain or loss.

     In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder realizes as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

     The foregoing is only a summary of certain effects of federal income taxation upon the option holder and the Company with respect to the grant and exercise of options under the Directors Plan, does not purport to be complete and does not discuss the tax consequences of the option holder's death or the income tax law of any local, state or foreign jurisdiction in which any option holder may reside.

     The Board recommends a vote FOR the proposal to approve the amendment to the Directors Plan.


          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date (or such different date as is indicated below) by (i) each director of the Company and each nominee for election as a director, (ii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (iii) each executive officer named in the Summary Compensation Table and
(iv) all directors and executive officers of the Company as a group. The stockholders named below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them, except as expressly disclosed to the contrary.



                                                                          Beneficial Ownership(1)
                                                                 -----------------------------------------
                                                                  Shares Beneficially       Percent of
Name                                                                     Owned          Shares Outstanding
---------------------------------------------------------------- --------------------- -------------------
   Robert S. Speizman
     701 Griffith Road, Charlotte, NC 28217 ....................        832,260(2)             24.1%
   C. Alexander Davis ..........................................         15,000(3)                *
   Bryan D. Speizman ...........................................        147,300(4)              4.4
   Mark A. Speizman ............................................        161,614(5)              4.8
   Steven P. Berkowitz .........................................         52,575(6)              1.6
   William Gorelick ............................................         29,375(7)                *
   Scott C. Lea ................................................          9,375(8)                *
   Josef Sklut .................................................         20,975(9)                *
   Jon P. Brady ................................................             --                  --
   Dimensional Fund Advisors, Inc.
     1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401 .....        198,600(10)             6.1
   Heartland Advisors, Inc.
     790 N. Milwaukee St., Milwaukee, WI 53202 .................        300,000(11)             9.2
   All executive officers and directors as a group (10 persons).      1,268,474                34.4

---------
*Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and by Schedules 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,252,428 shares of Common Stock outstanding, adjusted as required by rules promulgated by the SEC.

(2) Includes an aggregate 194,163 shares of Common Stock subject to presently exercisable options.

(3) Includes 5,000 shares of Common Stock subject to presently exercisable options. Mr. Davis resigned from the Company in July 2000.

(4) Includes an aggregate of 104,750 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2000.

(5) Includes an aggregate of 103,750 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2000.

(6) Includes 2,000 shares of Common Stock held by the estate of Mr. Berkowitz's spouse and 500 shares of Common Stock held by Mr. Berkowitz as custodian for one of his children, as to all of which he disclaims beneficial ownership, and an aggregate of 4,375 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2000.

(7) Includes an aggregate of 4,375 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2000.

(8) Represents shares of Common Stock owned by a revocable trust of which Mr. Lea and certain of his family members are beneficiaries and an aggregate of 4,375 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2000.

(9) Includes 600 shares of Common Stock owned of record by Mr. Sklut's spouse, as to which he disclaims beneficial ownership, and an aggregate 10,375 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2000.

(10) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(11) These shares of Common Stock are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the Common Stock.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

     The following table sets forth all compensation for fiscal 1998, 1999 and 2000 earned by the Company's President and other executive officers whose salary and bonus exceeded $100,000 in fiscal 2000 (collectively, the "Named Executive Officers"). In accordance with the rules of the SEC, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Company's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.


                           Summary Compensation Table



                                                                                          Long-Term
                                                                                         Compensation
                                                                                        -------------
                                                                     Annual
                                                                  Compensation
                                                          ----------------------------
                                                                                          Securities
                                                  Fiscal                                  Underlying      All Other
Name and Principal Position                        Year      Salary         Bonus          Options     Compensation(1)
------------------------------------------------ -------- ----------- ----------------  ------------- ----------------
  Robert S. Speizman,
   President ...................................  2000     $396,900     $       --              --         $42,733
                                                  1999      396,900             --              --          42,614
                                                  1998      367,500        358,428(2)       20,000          39,628
  C. Alexander Davis,
   President, Wink Davis Equipment Co., Inc.(3).  2000      232,933             --              --           3,801
                                                  1999      237,500             --              --           5,962
                                                  1998      217,708             --           5,000           5,317
  Bryan D. Speizman,
   Senior Vice President, Non-Hosiery ..........  2000      160,000          5,789(4)       15,000           2,789
                                                  1999      160,000        204,452(4)           --           2,430
                                                  1998      110,000        480,217(5)       25,000           5,277
  Mark A. Speizman,
   Senior Vice President, Hosiery ..............  2000      160,000             --          15,000           3,200
                                                  1999      160,000         84,594(4)           --           1,813
                                                  1998       89,538        296,081(5)       25,000           5,587

---------
(1) Represents for Robert Speizman, the Company's contribution of $4,824, $5,008 and $5,000 in fiscal 1998, 1999 and 2000, respectively, to the account of Mr. Speizman under the Company's 401(k) Profit Sharing Plan and the full amount of premiums paid by the Company for the benefit of Mr. Speizman of $34,804, $37,606 and $37,733 in fiscal 1998, 1999 and 2000, respectively, on split dollar life insurance policies. Represents for Mr. Davis, premiums paid by the Company of $1,212 in each of fiscal 1998 and 1999 on term life insurance for the benefit of Mr. Davis and the Company's contribution of $4,105 in fiscal 1998, $4,750 in fiscal 1999 and $3,801 in fiscal 2000 to the account of Mr. Davis under the Company's 401(k) Profit Sharing Plan. Represents for Bryan Speizman and Mark Speizman, contributions by the Company to their accounts under the Company's 401(k) Profit Sharing Plan.

(2) Represents amounts paid under the Company's Executive Bonus Plan.

(3) Mr. Davis' employment by the Company commenced in August 1997 and he resigned from the Company in July 2000.

(4) Represents sales commissions relating to machines ordered in fiscal 1998, but delivered and paid for in fiscal 1999 or fiscal 2000, for which the resulting sales commission was earned and paid in fiscal 1999 or fiscal 2000.

(5) Represents sales commissions earned and paid in fiscal 1998.

Stock Options

     The table below contains information concerning the grant of options to purchase shares of Common Stock to each of the Named Executive Officers during fiscal 2000. The percentage of total options granted to employees set forth below is based on an aggregate of 46,500 shares subject to options granted to the Company's employees in fiscal 2000.

     The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent the Company's prediction of the price performance of its Common Stock. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.


                       Option Grants in Last Fiscal Year



                                            Individual Grants
                           ---------------------------------------------------
                                                                                Potential Realizable
                                          Percent of                                  Value at
                                            Total                               Assumed Annual Rates
                             Number of     Options                                    of Stock
                            Securities    Granted To                              Appreciation for
                            Underlying    Employees    Exercise or                 Option Term(1)
                              Options         in       Base Price   Expiration  ---------------------
                            Granted(#)   Fiscal Year     ($/Sh)        Date        5%($)     10%($)
                           ------------ ------------- ------------ -----------  ---------- ----------
 Robert S. Speizman ......        --           --        $   --           --     $     --   $     --
 C. Alexander Davis ......        --           --            --           --           --         --
 Bryan D. Speizman .......    15,000         32.3%          5.03     9/14/09      122,900    195,698
 Mark A. Speizman ........    15,000         32.3%          5.03     9/14/09      122,900    195,698

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The table below sets forth information for each of the Named Executive Officers with respect to the value of options outstanding as of July 1, 2000.


                    Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                                          Number of Securities Underlying     Value of Unexercised
                                                                Unexercised Options           In The-Money Options
                                                                 at Fiscal Year-End           at Fiscal Year-End(1)
                                                         --------------------------------- --------------------------
                         Shares Acquired       Value
Name                     on Exercise (#)   Realized ($)      Exercisable/Unexercisable      Exercisable/Unexercisable
----------------------- ----------------- -------------- --------------------------------- --------------------------
   Robert S. Speizman .      22,222           $9,444               194,163/0                         $7,315/0
   C. Alexander Davis .          --               --                 5,000/0                              0/0
   Bryan D. Speizman ..          --               --           97,250/15,000                          6,888/0
   Mark A. Speizman ...          --               --           96,250/15,000                          6,888/0

---------
(1) The value of in-the-money options at fiscal year-end assumes a fair market value for the Common Stock of $3.19, the last sale price of the Common Stock as reported on the Nasdaq National Market on June 30, 2000.


Employment Agreements, Termination of Employment Arrangements and Change in Control Arrangements

     In connection with the acquisition of Wink Davis Equipment Co., Inc. ("Wink Davis") in August 1997, Wink Davis entered into a five-year employment agreement with Alexander Davis. Pursuant to this employment agreement, Mr. Davis was employed as President of Wink Davis and received a minimum base annual salary of $237,500. In addition, pursuant to this employment agreement, among other things, Wink Davis agreed to pay, during the term of such agreement, one-half of the premiums on life insurance on the life of Mr. Davis, and one-half of the premiums on disability insurance for Mr. Davis, both providing for payments in an amount equal to the aggregate salary that would be payable to Mr. Davis pursuant to such employment agreement during the remaining term thereof. Under this employment agreement, if the employment of Mr. Davis was terminated other than for cause, as defined in such employment agreement, or upon his death or disability, Wink Davis was obligated to pay Mr. Davis his aggregate base annual salary for the remainder of the term thereof subject to offset for cash compensation from other employment. In connection with the resignation of Mr. Davis from the Company in July 2000, the Company agreed to pay Mr. Davis $75,000 from August 2000 to August 2001 and $50,000 from August 2001 to August 2002.

     In April 2000, the Company entered into an employment offer letter with John C. Angelella, its Chief Financial Officer. Pursuant to his employment offer letter, Mr. Angelella's annual compensation was initially set at a base salary of $175,000 with the right to an annual cash bonus equal to 1% of the Company's consolidated income before taxes and before executive officer bonuses, but after non-executive employee bonuses, provided that such income for the year exceeds 8.33% of the Company's stockholder's equity. In addition, the Company granted Mr. Angelella an option to purchase 16,500 shares of Common Stock having an exercise price of $3.56 per share which becomes exercisable in three equal annual increments beginning on the first anniversary of Mr. Angelella's employment by the Company. In the event Mr. Angelella's employment is terminated without cause or in the event of a change in control of the Company that results in the elimination of his position, he will receive severance compensation equal to eight months' salary.

     The Company has a deferred compensation agreement with Mr. Sklut, which was activated upon his retirement from the Company in November 1998 and which is more fully described in the section "Certain Relationships and Related Transactions."

     Other than the agreements described above, the Company currently has no employment agreement with any executive officer and has no plan or arrangement with any executive officer which is activated upon his resignation, termination or retirement upon a change in control in the Company.

     Pursuant to the Company's Nonqualified Stock Option Plan, the Stock Option Committee of the Board of Directors (which administers such plan) may, in its discretion, and in accordance with the terms of such plan, in the event of a change in control as defined therein, accelerate the exercisability of, and authorize cash settlement payments in respect of, outstanding options under such plan.


Nonqualified Stock Option Plan

     The Company adopted its Nonqualified Stock Option Plan (the "Plan") in September 1995. Under the Plan, 450,000 shares of Common Stock were reserved for issuance upon the exercise of options granted under the Plan. The Common Stock subject to an option under the Plan is made available from authorized and unissued shares of Common Stock. As of the Record Date, the Company had options outstanding under the Plan to purchase an aggregate of 416,600 shares of Common Stock.

     The Plan provides for the grant of nonqualified stock options and is administered by the Stock Option Committee. The Stock Option Committee has the exclusive right to interpret, construe and administer the Plan and to select the persons eligible to receive options. Subject to the foregoing, any employee of the Company, as well as any other person, including directors, may participate in the Plan if the Stock Option Committee determines such participation is in the best interest of the Company, subject to any limitations as may be provided by applicable law or the Stock Option Committee. The Stock Option Committee determines the number of shares of Common Stock subject to an option granted under the Plan and the form, terms, conditions and duration of each option. The Stock Option Committee is given broad discretion under the Plan to make adjustments to options outstanding under the Plan upon any extraordinary event affecting the Company or its financial condition or performance, including, for example, a recapitalization or merger transaction or a change in control or potential change in control of the Company.

     The Plan limits to 100,000 the number of shares of Common Stock that are subject to options that can be granted under the Plan to executive officers of the Company during a 12-month period.


Bonus Plans

     Under the Company's Executive Bonus Plan, originally adopted in 1991, Robert Speizman, the Company's President, is entitled to receive an annual cash bonus equal to 10% of the Company's annual consolidated income before taxes, and before any bonus to which Mr. Speizman is entitled under this plan, provided that if such annual income of the Company does not exceed 8.33% for fiscal 2001, and 10.33% for fiscal 2002, of the Company's stockholder's equity as of the end of the immediately preceding fiscal year, no bonus is paid thereunder.

     In addition, the Company has a bonus plan for Bryan Speizman, Mark Speizman and John Angelella, the Company's recently hired Chief Financial Officer. Under this plan, Bryan and Mark Speizman are each entitled to receive an annual cash bonus equal to 6%, and Mr. Angelella is entitled to receive an annual cash bonus equal to 1%, of the Company's consolidated income before taxes and executive officer bonuses, provided that if such annual income of the Company does not exceed 8.33% for fiscal 2001, and 10.33% for fiscal 2002, of the Company's stockholder's equity as of the beginning of the fiscal year, no bonuses will be paid under such plan.

     No bonuses were paid under either plan for fiscal 2000.


Report of the Compensation Committee and Stock Option Committee on Executive Compensation

     The Company's compensation program for its executive officers is administered by the Compensation Committee and the Stock Option Committee of the Company's Board of Directors. The present members of each of these committees are Mr. Berkowitz, Mr. Gorelick and Mr. Lea. Mr. Berkowitz is the Chairman of the Compensation Committee and the Stock Option Committee. None of these committee members has ever been an officer or employee of the Company. Mr. Berkowitz is not standing for re-election as a director at the Annual Meeting.


     Compensation Policy

     The present compensation policies of the Compensation Committee and the Stock Option Committee regarding executive officer compensation are designed principally to (i) motivate the Company's executive officers to improve the measure of the Company's financial performance selected by the Compensation Committee, as well as stockholder return on the Common Stock, and (ii) establish a relationship between executive officer compensation on the one hand and such Company performance and stockholder return on the other hand. These two committees, in implementing these policies, provide the Company's executive officers, in addition to base salaries, short-term and long-term incentive opportunities, consisting of annual cash bonuses based on the selected measure of the Company's financial performance and options granted under the Company's equity-based plans, respectively. The Compensation Committee believes that the Company's Executive Bonus Plan in which Robert Speizman participates and the bonus plan in which Bryan and Mark Speizman and John Angelella participate motivate these executive officers to improve such financial performance and the Stock Option Committee believes that awards under the Company's equity-based plans motivate the executive officers to improve the stockholder return on the Common Stock.


     Tax Considerations

     The Committee has considered the potential impact of Section 162(m) of the Code. In 1993, the United States Congress adopted Section 162(m) of the Code, which provision places limits on the Company's ability to deduct certain compensation in excess of $1.0 million for any taxable year paid to its executive officers ("Section 162(m)"). The amounts includible in an executive officer's compensation upon the exercise of nonqualified stock options is subject to this limitation. Since the targeted cash compensation of each of the Named Executive Officers is below the $1.0 million threshold and the Board of Directors believes that options granted under the Plan satisfy an exception to the limitation, the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for fiscal 2001. The Committee believes in retaining flexibility to recognize an executive officer's contribution beyond the deductibility limits if this serves the best interests of the Company and its stockholders. In fiscal 2000, all of the compensation paid to the executive officers qualified for deduction pursuant to Section 162(m) of the Code.


     Base Salaries

     The Compensation Committee increased, for fiscal 2001, the base annual salaries of Robert Speizman, Bryan Speizman and Mark Speizman. For fiscal 2000, none of these executive officers received a salary increase or a cash bonus under the Company's bonus plans for them. Robert Speizman's salary was increased from $396,900 to $415,000 and Bryan and Mark Speizman's salaries each was increased from $160,000 to $200,000.


     Annual Incentive Opportunities -- Bonus Plans

     The Compensation Committee believes that the compensation of the Company's executive officers should be significantly influenced by the Company's financial performance and that the Company's consolidated income before taxes and before executive officer bonuses is an appropriate measure of such financial performance for purposes of executive officer incentive compensation determinations because it most nearly reflects the results of the diverse responsibilities and efforts of the Company's executive officers. The Compensation Committee further believes that providing significant opportunities for incentive compensation based on increases in such income focuses management's attention on this measure of the Company's financial performance. The Compensation Committee believes that the executive officer bonus plans reflect the Company's disappointing year as no bonuses were earned under either plan.

 Long-Term Incentive Opportunities -- Stock Option Plans

     To encourage a long-term focus by executive officers, the Company has historically provided incentives through its Nonqualified Stock Option Plan which is administered by the Stock Option Committee of the Board of Directors. The exercise price of the options granted to executive officers to date has been the fair market value of the Common Stock on the date of grant. As a result, the value of the options granted depends on stock price appreciation. The Board of Directors believes that use of such equity-based incentives reinforces the identification of management with the long-term interests of the Company's stockholders and motivates management to improve the Company's performance. In fiscal 2000, the Stock Option Committee granted options to purchase 15,000 shares of Common Stock each to Bryan Speizman and Mark Speizman since neither officer received a cash bonus. John Angelella, the Company's Chief Financial Officer, also received an option to purchase 16,500 shares of Common Stock in connection with his employment by the Company.


     President

     The Compensation Committee increased the annual base salary of Mr. Speizman, President, for fiscal 2001 for the reasons set forth above.



      Compensation Committee            Stock Option Committee
---------------------------------   ------------------------------
  STEVEN P. BERKOWITZ, CHAIRMAN     STEVEN P. BERKOWITZ, CHAIRMAN
  WILLIAM GORELICK                  WILLIAM GORELICK
  SCOTT C. LEA                      SCOTT C. LEA

Comparative Performance Graph

     The graph set forth below compares the cumulative total stockholder return on the Common Stock for the Company's last five fiscal years with the cumulative total return of companies listed on the CRSP Total Returns Index for Nasdaq Stock Market (U.S. and Foreign Companies) ("Nasdaq Market Index") and of the companies named below, including the Company, with the Standard Industrial Classification code 508, Wholesale Trade-Machinery, Equipment and Supplies that were included in the CRSP Total Returns Index for NASDAQ Stocks (U.S. and Foreign Companies) at any time during the five-year measurement period (the "Peer Group Index"). The comparison assumes the investment of $100 in the Common Stock, in the Nasdaq Market Index and in the Peer Group Index on June 30, 1995 and the reinvestment of all dividends (the Company paid no dividends during the periods shown). The stockholder return of each of the companies in the Peer Group Index has been weighed according to market capitalization at the beginning of each measurement period.

                Comparison Of Five-Year Cumulative Total Return
                       Among Speizman Industries, Inc.,
                   Nasdaq Market Index and Peer Group Index
                        June 30, 1995 to June 30, 2000

                        [performance chart appears here]


Index Description           6/30/95    6/28/96    6/27/97    6/26/98    7/2/99    6/30/00
-------------------         -------    -------    -------    -------    ------    -------
Speizman Industries, Inc.    $100      $ 87.8     $104.9     $100.0     $ 70.7    $ 62.2
Nasdaq Market Index           100       127.6      154.6      199.6      292.8     425.5
Peer Group Index              100       106.1      116.6      128.9      105.0     100.8


     NOTE: Since the Company's fiscal year-end is not a trading day, the preceding trading day was used for purposes of calculating the performance graph.

     The Peer Group Index consists of the following companies: American Aircarriers Support Incorporated, AVTEAM, Inc., Bio-logic Systems Corp., CTC Communications Group, CTC Communications Group Inc., China Resources Development, Inc., Computer Telephone Corp., Conseco Industries, Ltd., Consolidated Stainless, Inc., DXP Enterprises, Inc., Dataflex Corp., Ezcony Interamerica, Inc., Hi-Rise Recycling Systems, Hirsch International Corp., IIC Industries, Inc., Industrial Holdings Inc., Innovative Valve Tech., Inc., Jayark Corporation, Kellstrom Industries, Inc., Lawson Products, Inc., Micro Bio-Medics, Inc., Micros-to-Mainframes, Inc., Nyer Medical Group, Inc., Officeland, Inc., PerfectData Corporation, Quality Systems, Inc., Robec, Inc., Speizman Industries, Inc., Strategic Distribution Inc., Tech Data Corporation, TransNet Corporation, White Cap Industries, Inc. and Willis Lease Finance Corporation. With regard to the Peer Group Index, the capital stock of the Company's direct competitors is not publicly traded. As a result, there is no publicly available information concerning the total stockholder return for such competitors and they are not included in the Peer Group Index.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee and Stock Option Committee on Executive Compensation and the Comparative Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its headquarters, located in Charlotte, North Carolina, consisting of 13.2 acres of land, office space of approximately 40,000 square feet and warehouse space of approximately 182,000 square feet, from Speizman Limited Liability Company ("SLLC"), a North Carolina limited liability company. SLLC is owned by Robert Speizman and his spouse and children, including Bryan and Mark Speizman. The Company began leasing the office space and approximately

82,000 square feet of warehouse space in October 1997 and began leasing the remaining 100,000 square feet of warehouse space in December 1999. The Company refurbished the facility to suit its needs, at its own expense, and has spent a total of approximately $2,045,000 for leasehold improvements to the facility to date. The Company moved its headquarters to this facility in April 1999. Pursuant to the terms of the original lease for the office space and approximately 82,000 square feet of warehouse space, which began in October 1997 and extended to September 2012, the Company paid SLLC monthly rent of $55,000. Under this original lease, SLLC was responsible for structural maintenance of the facility, taxes and insurance and the Company was responsible for normal operating expenses of the facility.

     The Company began to occupy the remaining 100,000 square feet of office space in December 1999, at which time it began paying SLLC additional monthly rent of approximately $33,000 under a lease entered into in June 1999. In December 1999, the Company and SLLC entered into a new lease for the entire facility, including the 100,000 additional square feet of warehouse space, which extended to September 2012. Under this lease, the Company agreed to pay SLLC total monthly rent of approximately $88,000. The Company also agreed to be responsible for the normal operating expenses and insurance on the facility and SLLC agreed to be responsible for structural maintenance and taxes. In June 2000, the Company and SLLC amended this lease to extend the term thereof to May 2015 and to provide that the Company would be responsible for the costs of insurance, taxes and all maintenance, including structural maintenance, on the facility. During fiscal 2000, the Company paid SLLC aggregate rent of $860,000 on this facility. In connection with the construction of this facility, in December 1999, the Company loaned $102,000 to SLLC. The principal amount of this loan bore interest at Bank of America's prime rate. The principal amount was repaid in full in April 2000 and accrued interest was paid in October 2000.


     The Company leased its former headquarters in Charlotte, North Carolina from a partnership owned by Robert Speizman and Lawrence Speizman, Robert Speizman's brother, under a lease that terminated in December 1998. Following the termination of this lease, the Company continued to occupy the entire facility until it moved to its current headquarters in April 1999. From April 1999 to February 2000, the Company continued to occupy a portion of its former headquarters, consisting principally of warehouse space, based upon a letter agreement dated April 1999. The Company ceased paying rent on this facility in February 2000. During fiscal 2000, the Company paid aggregate rent of $50,400 on this facility.

     The Company leases sales offices and its primary operating facility for its laundry equipment and services operations, located in Atlanta, Georgia, Wooddale, Illinois and Chester, Virginia, under three agreements from a partnership in which Alexander Davis has a 50% interest. Aggregate monthly rental under the lease agreements is $18,000 and these leases each extend to July 2001. Pursuant to the terms of these leases, the Company paid aggregate rent of $205,000 during fiscal 2000 on these facilities.

     In April 2000, the Company entered into a five-year lease for Charlotte, North Carolina office facilities for its laundry equipment and services operations with Speizman Limited Liability Company II ("SLLC II"), a limited liability company owned by Robert Speizman, his wife and their children, including Bryan and Mark Speizman. Under the terms of this lease agreement, the Company has agreed to pay monthly rent of approximately $6,500. During fiscal 2000, the Company made aggregate rental payments of $19,000 to SLLC II on this facility.

     The Company and Mr. Sklut are parties to a deferred compensation agreement under which the Company agreed to pay Mr. Sklut or his designated beneficiary 180 monthly payments of $8,648 commencing upon his retirement from the Company after he reached the age of 70. The Company originally entered into this agreement with Mr. Sklut in 1972. These payments commenced in December 1998 following Mr. Sklut's retirement from the Company after he reached the age of
70. The Company is a party to a trust agreement under which the Company agreed to maintain, and pay all premiums on, a life insurance policy and an annuity contract on Mr. Sklut. The trust owned and was the beneficiary under both the life insurance policy and annuity contract, and the trustee agreed to use the cash surrender value or proceeds, as the case may be, to make the required payments under the deferred compensation agreement. The trustee has converted the policy and the contract to cash and cash equivalents. In the event the available funds are not adequate to make such required payments, the deficiency will be paid by the Company to Mr. Sklut, and in the event such funds exceed the required payments, such excess will be paid by the trustee to the Company. Management believes that the available funds are adequate to make the required payments to Mr. Sklut under the deferred compensation agreement. The Company paid aggregate premiums of $45,131 on the life insurance policy and annuity contract in fiscal 1998. In fiscal 1999, the Company paid premiums of $10,313 on the life insurance policy and made a payment of $197,656 on the annuity contract to provide additional funding for future payments to Mr. Sklut. The Company made no such payments in fiscal 2000. The Company does not currently anticipate that it will be required to pay any additional material payments to fund future payments to Mr. Sklut. Under the trust agreement, the trustee paid Mr. Sklut, who retired as the Company's Vice President-Finance in November 1998, a total of $103,776 for fiscal 2000.

     The Company and Robert S. Speizman are parties to a redemption agreement dated May 31, 1974, as amended, that provides for the Company's redemption of the Common Stock owned by Mr. Speizman at his death. The agreement gives to Mr. Speizman's legal representatives the option, for a two-year period following his death, to require the Company to purchase such Common Stock at 95% of its "fair market value," as defined in the agreement, provided that the aggregate purchase price paid for Mr. Speizman's Common Stock may not exceed the excess of the proceeds of certain life insurance policies obtained by the Company remaining after repayment of any loans obtained by the Company under such insurance policies. The agreement provides that the Company will maintain life insurance on Mr. Speizman's life in the aggregate amount of $1.15 million to fund its obligations thereunder. The Company is the beneficiary of this policy. The Company paid aggregate premiums of approximately $10,039 in fiscal 2000 on these life insurance policies.

     Two of Mr. Speizman's children, Barry I. Speizman and Amy S. Mullen and Mr. Speizman's son-in-law, P. Donald Mullen, are all employed by the Company and, during fiscal 2000, received aggregate cash compensation from the Company of $183,836. From time to time during fiscal 2000, the Company paid certain personal expenses on behalf of Robert Speizman, Bryan Speizman, Mark Speizman and Barry Speizman. Interest accrued on amounts owed to the Company under these arrangements at 7% per annum. During fiscal 2000, the largest aggregate amount of such indebtedness outstanding, including accrued interest, was $118,800 owed by Robert Speizman as of May 2000, $13,570 owed by Bryan Speizman as of May 2000, $20,900 owed by Mark Speizman as of May 2000 and $5,300 owed by Barry Speizman as of April 2000. As of July 1, 2000, all amounts owing had been paid in full.

     The Company is a party to an agreement with Mr. Davis and his children related to the Company's acquisition of Wink Davis pursuant to which the Company has agreed to pay such persons certain additional earn out consideration equal to a specified annual percentage of the pre-tax earnings of Wink Davis in excess of a specified minimum and not to exceed an aggregate of $1.5 million over a five-year period which commenced August 1, 1997. To date, no amounts have been earned under this agreement.


                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than 10% of the outstanding shares of the Company's Common Stock file with the SEC certain reports relating to their ownership of Common Stock and changes in such ownership. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2000, all such Section 16(a) filing requirements were complied with.


                         DATE FOR RECEIPT OF PROPOSALS

     In order for stockholder proposals to be included in the proxy materials for the Company's annual meeting of stockholders for the year ending June 30, 2001, any such proposal must be received by the Company at its executive offices not later than June 21, 2001 and meet all other applicable requirements for inclusion therein.


                                OTHER BUSINESS

     The Board of Directors is not aware of any other matter to come before the Annual Meeting. However, if any such matter does come before the Annual Meeting which requires a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote the shares of Common Stock represented thereby in accordance with the recommendations of the Company's management and their judgment on such matter.

                          ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended July 1, 2000 will be provided free of charge to stockholders upon written request directed to: Speizman Industries, Inc., P.O. Box 242108, Charlotte, North Carolina 28224, Attention: John C. Angelella, Secretary.


                                        By order of the Board of Directors,




                                        JOHN C. ANGELELLA
                                        Secretary

Charlotte, North Carolina
October 19, 2000

                                   EXHIBIT A
                           SPEIZMAN INDUSTRIES, INC.
                         2000 EQUITY COMPENSATION PLAN


                        ARTICLE I -- GENERAL PROVISIONS

  1.1 The Plan is designed for the benefit of the Company to secure and retain the services of Eligible Participants. The Board believes the Plan will promote and increase personal interests in the welfare of the Company by, and provide incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Company and ordering its continued growth and financial success.

  1.2 Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock, (v) Stock Awards; (vi) Performance Shares and/or (vii) Other Stock-Based Awards.

  1.3 The Plan shall be effective on the date the Plan is approved at a meeting of the stockholders of the Company by the affirmative vote of the holders of the majority of the Stock outstanding (the "Effective Date"). Notwithstanding any other provision of this Plan, any Award granted to a Participant prior to such approval of the shareholders of the Company shall be conditioned upon and subject to such approval.


                           ARTICLE II -- DEFINITIONS

  Except where the context otherwise indicates, the following definitions apply:

  2.1 "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

  2.2 "Agreement" means the written agreement evidencing an Award granted to the Participant under the Plan.

  2.3 "Award" means an award granted to a Participant under the Plan of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Award, Performance Share, Other Stock-Based Award or of any combination thereof.

  2.4 "Board" means the Board of Directors of the Company.

  2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

  2.6 "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article III.

  2.7 "Company" means Speizman Industries, Inc., a Delaware corporation, and its successors and assigns.

  2.8 "Disability" means, with respect to any Incentive Stock Option, disability as determined under Code section 22(e)(3), and with respect to any other Award, (i) with respect to a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

  2.9 "Eligible Participant" means an employee of the Employer (including an officer) as well as any other natural person, including a non-employee member of the Board and a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

  2.10 "Employer" means the Company and any entity during any period that it is a "parent corporation" or a "subsidiary corporation" with respect to the Company within the meaning of Code section 424(d). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of "Employer."

  2.11 "Fair Market Value" means the fair market value of a share of Stock, as determined in good faith by the Committee; provided, however, that

     (a) if the Stock is listed on a national securities exchange, Fair Market Value on a date shall be the closing sale price reported for the Stock on such exchange on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of stock were sold on such date, then Fair Market Value on such date shall be the closing sale price reported for the Stock on such exchange on the last prior date on which at least 100 shares were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

     (b) if the Stock is not listed on a national securities exchange but is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system, Fair Market Value on a date shall be the last sale price reported for the Stock on such system on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices reported for the Stock on such system on such date or, if no shares of Stock were sold on such date, then Fair Market Value on such date shall be the last sale price reported for the Stock on such system on the last date on which at least 100 shares of Stock were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

     (c) If the Stock is not traded on a national securities exchange or reported by a national quotation system, if any broker-dealer makes a market for the Stock, then the Fair Market Value of the Stock on a date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices for the Stock in such market on such date or, if no prices are quoted on such date, then Fair Market Value on such date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on the last date on which at least 100 shares of Stock were sold.

   The Committee shall determine Fair Market Value in connection with an Incentive Stock Option in accordance with Code section 422 and the rules and regulations thereunder.

  2.12 "Incentive Stock Option" means a Stock Option granted to an Eligible Participant under Article IV of the Plan.

  2.13 "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, is one of the group of "covered employees" as defined in the regulations promulgated or other guidance under Code section 162(m).

  2.14 "Nonqualified Stock Option" means a Stock Option granted to an Eligible Participant under Article V of the Plan.

  2.15 "Option Grant Date" means, as to any Stock Option, the latest of:

     (a) the date on which the Committee takes action to grant the Stock Option to the Participant;

     (b) the date the Participant receiving the Stock Option becomes an employee of the Employer, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

     (c) such other date (later than the dates described in (a) and (b) above) as the Committee may designate.

  2.16 "Participant" means an Eligible Participant to whom an Award has been granted.

  2.17 "Performance Share" means an Award under Article X of the Plan of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Stock, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter.

  2.18 "Plan" means the Speizman Industries, Inc. 2000 Equity Compensation Plan, as amended from time to time.

  2.19 "Public Offering" means any underwritten public offering by the Company or its stockholders of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933.

  2.20 "Restricted Stock" means an Award of Stock under Article VIII of the Plan, which Stock is issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to sell, transfer, pledge or assign such Stock, to vote such Stock, and/or to receive any cash dividends with respect to such Stock, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

  2.21 "Restriction Period" means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

  2.22 "Retirement" means retirement from active employment with the Employer, as determined by the Committee.

  2.23 "Stock" means the common stock of the Company, as it may be adjusted pursuant to the provisions of Plan section 3.10.

  2.24 "Stock Appreciation Right" means an Award granted under Article VI which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Appreciation Right is exercised over the specified purchase price.

  2.25 "Stock Award" means as Award of Stock granted in payment of compensation pursuant to Article IX of the Plan.

  2.26 "Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option. A Stock Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

  2.27 "Termination of Employment" means, with respect to a Participant, the discontinuance of the Participant's service relationship with the Employer, including but not limited to service as an employee of the Employer, as a non-employee member of the board of directors of any entity constituting the Employer, or as a consultant or advisor to the Employer who otherwise constitutes an Eligible Participant. Except to the extent provided otherwise in an Agreement or determined otherwise by the Committee, a Termination of Employment shall not be deemed to have occurred if the capacity in which the Participant provides service to the Employer changes (for example, a change from consultant status to Employee status) or if the Participant transfers among the various entities constituting the Employer, so long as there is no interruption in the provision of service by the Participant to the Employer. The determination of whether a Participant has incurred a Termination of Employment shall be made by the Committee in its discretion. A Participant shall not be deemed to have incurred a Termination of Employment if the Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Employer of 90 days or fewer (or any longer period during which the Participant is guaranteed reemployment by statute or contract.) In the event a Participant's leave of absence exceeds this period, he will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period. Notwithstanding the foregoing, the determination of whether a Termination of Employment has occurred with respect to an Incentive Stock Option shall be made consistent with Code section 422.


                         ARTICLE III -- ADMINISTRATION

  3.1 This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with rule 16b-3 under the Act, Code section 162(m) or any other law or for any other purpose. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee. To the extent that a Committee has not otherwise been appointed, references to the "Committee" herein shall mean the Board.

  3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

  3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Stock Options, Stock Appreciation Rights, Stock Awards or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their estates and beneficiaries.

  3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

  3.5 Subject to adjustment as provided in Plan section 3.10, the aggregate number of shares of Stock which are available for issuance pursuant to Awards under the Plan is One Hundred Fifty-Five Thousand (155,000). Such shares of Stock shall be made available from shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

     (a) If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, Stock Appreciation Right, Stock Award or Performance Shares, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to Award under the Plan. If the exercise price and/or withholding obligation under a Stock Option is satisfied by tendering shares of Stock to the Company (either by actual delivery or attestation), only the number of shares of Stock issued net of the shares of Stock so tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

     (b) For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Stock subject to an Award.

     (c) To the extent a Stock Appreciation Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock, whether or not Restricted Stock, the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to Awards under the Plan, and may again be available for Award under the Plan.


  3.6 Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

  3.7 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

     (a) the listing of such shares on any stock exchange on which the Stock may then be listed or the admission of such shares to quotation on NASDAQ or other comparable quotation system; and

     (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

  3.8 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

  3.9 Subject to the restrictions on Restricted Stock, as provided in Article VIII of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded a Stock Option, Stock Appreciation Right, Stock Award, Performance Share or Other Stock-Based Award shall have any right as a shareholder with respect to any shares of Stock covered by such Award prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

  3.10 If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

     (a) the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Plan section 3.5;

     (b) the number and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

     (c) the purchase price to be paid per share of Stock under outstanding Stock Options and the number of shares of Stock to be transferred in settlement of outstanding Stock Appreciation Rights; and

     (d) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an incentive stock option within the meaning of Code section 422.

  3.11 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

  3.12 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

  3.13 The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

  3.14 All outstanding Awards to any Participant may be canceled if:

     (a) the Participant, without the consent of the Committee, during his or her service relationship with the Employer or after termination of such relationship, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business that is in competition with the Employer or with any business in which the Employer has a substantial interest as determined by the Committee; or

       (b) is terminated for cause as determined by the Committee.

  3.15 Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

  3.16 In connection with any Public Offering, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock acquired under the Plan without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the Public Offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed the period for which securities owned by the Chief Executive Officer of the Company are subject to the same restrictions. Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to Stock acquired under the Plan shall be immediately subject to the Market Stand-Off, to the same extent the Stock acquired under the Plan is at such time covered by such provisions.

In order to enforce the Market Stand-Off, the Company may impose stop-transfer restrictions with respect to the Stock acquired under the Plan until the end of the applicable stand-off period.

  3.17 At all times when the Committee determines that compliance with Code section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code section 162(m). In addition, in the event that changes are made to Code section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article XII, make any adjustments it deems appropriate.


                     ARTICLE IV -- INCENTIVE STOCK OPTIONS

  4.1 Each provision of this Article IV and of each Incentive Stock Option granted under the Plan shall be construed in accordance with the provisions of Code section 422, and any provision hereof that cannot be so construed shall be disregarded.

  4.2 Incentive Stock Options shall be granted only to Eligible Participants who are in the active employment of the Employer, and to individuals to whom grants are conditioned upon active employment, each of whom may be granted one or more such Incentive Stock Options for a reason related to his employment at such time or times determined by the Committee following the Effective Date through the date which is ten (10) years following the Effective Date, subject to the following conditions:

     (a) The Incentive Stock Option exercise price per share of Stock shall be set in the Agreement, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date. If the Eligible Participant owns more than 10% of the outstanding Stock (as determined pursuant to Code section 424(d)) on the Option Grant Date, the Incentive Stock Option exercise price per share shall not be less than 110% of the Fair Market Value of the Stock on the Option Grant Date; provided, however, that if an Incentive Stock Option is granted to such an Eligible Participant at an exercise price per share that is less than 110% of Fair Market Value of the stock on the Option Grant Date, such Option shall be deemed a Nonqualified Stock Option.

     (b) The Incentive Stock Option and its related Stock Appreciation Right, if any, may be exercised in whole or in part from time to time within ten
   (10) years from the Option Grant Date (five (5) years if the Eligible Participant owns more than 10% of the Stock on the Option Grant Date), or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and any related Stock Appreciation Right shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Incentive Stock Option Agreement or related Stock Appreciation Right agreement, which period shall in no event exceed three months unless:

        (i) employment shall have terminated as a result of death or Disability, in which event such period shall not exceed one year after the date of death or Disability; or

        (ii) death shall have occurred following a Termination of Employment and while the Incentive Stock Option or Stock Appreciation Right was still exercisable, in which event such period shall not exceed one year after the date of death;

   provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option and/or Stock Appreciation Right.

     (c) To the extent the aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which incentive stock options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or any other plan of the Company and its parent and subsidiary corporations (within the meaning of Code sections 424(e) and 424(f), respectively)), by Participant exceeds $100,000, such Incentive Stock Options granted under the Plan shall be treated as Nonqualified Stock Options granted under Article V.

     (d) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Code section 422, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

     (e) The maximum number of shares of Stock that may be issued pursuant to Incentive Stock Option Awards shall be the total number of shares specified in section 3.5.

  4.3 To the extent an Incentive Stock Option fails to meet the requirements of Code section 422, it shall be deemed a Nonqualified Stock Option.

  4.4 If the Incentive Stock Option Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.


                    ARTICLE V -- NONQUALIFIED STOCK OPTIONS

  5.1 Nonqualified Stock Options may be granted to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, subject to the terms and conditions set forth in this Article V.

  5.2 The Nonqualified Stock Option exercise price per share of Stock shall be established in the Agreement and may be more than, equal to or less than 100% of the Fair Market Value at the time of the grant, but may not be less than par value of the Stock.

  5.3 A Nonqualified Stock Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within such period as may be specified by the Committee in the Agreement; provided, that, in any event, the Nonqualified Stock Option and related Stock Appreciation Right shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Nonqualified Stock Option Agreement or related Stock Appreciation Right Agreement, provided, that such period following a Termination of Employment shall in no event extend the original exercise period of the Nonqualified Stock Option or Stock Appreciation Right.

  5.4 The Nonqualified Stock Option Agreement may include any other terms and conditions not inconsistent with this Article V or Article VII, as determined by the Committee.


                    ARTICLE VI -- STOCK APPRECIATION RIGHTS

  6.1 A Stock Appreciation Right may be granted to an Eligible Participant in connection with a Stock Option granted under Article IV or Article V of this Plan or may be granted independent of any Stock Option.

  6.2 A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the Stock Appreciation Right and receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Stock exceeds the exercise price, times the number of shares of Stock with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right granted in connection with a Stock Option shall entitle the holder of the related Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.

  6.3 Each Stock Appreciation Right granted hereunder in connection with a Stock Option shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of Stock Appreciation Rights related to Incentive Stock Options must be concurrent with the grant of the Incentive Stock Options. With respect to Nonqualified Stock Options, the grant either may be concurrent with the grant of the Nonqualified Stock Options, or in connection with Nonqualified Stock Options previously granted under Article V, which are unexercised and have not terminated or lapsed.

  6.4 The Committee shall have sole discretion to determine in each case whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all Stock, or any combination thereof. If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise. If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payments shall be made in lieu of fractional shares.

  6.5 The Committee shall have sole discretion as to the timing of any payment made in cash or Stock, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

  6.6 Upon exercise of a Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

  6.7 Notwithstanding any other provision of the Plan, the exercise of a Stock Appreciation Right is required to satisfy any applicable requirements under Rule 16b-3 of the Act.


                   ARTICLE VII -- INCIDENTS OF STOCK OPTIONS
                         AND STOCK APPRECIATION RIGHTS

  7.1 Each Stock Option and Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment or other service as consideration for the grant or exercise of such Stock Option or Stock Appreciation Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

  7.2 The maximum number of shares of Stock that may be subject to Stock Options and Stock Appreciation Rights granted to any one individual during any calendar year shall be 100,000 shares; provided, however, that this maximum shall be 150,000 shares for the calendar year in which an individual first becomes an employee of the Employer.

  7.3 Except as provided below, each Stock Option and Stock Appreciation Right shall not be transferable by the Participant other than by will or by the laws of descent and distribution or, to the extent otherwise allowed by applicable law, pursuant to a qualified domestic relations order as defined by the Code and the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or in the event of his death or Disability, by his guardian or legal representative; provided, however, that a Nonqualified Stock Option or Stock Appreciation Right may be transferred and exercised by the transferee to the extent determined by the Committee to be consistent with securities and other applicable laws, rules and regulations and with Company policy.

  7.4 Shares of Stock purchased upon exercise of a Stock Option or Stock Appreciation Right shall be paid for at the time of exercise (or, in case of an exercise pursuant to a cashless exercise mechanism described below, as soon as practicable after such exercise) in cash or by tendering (either by actual delivery or by attestation) shares of Stock held by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, as determined by the Committee in its discretion, having an aggregate Fair Market Value equal to the amount of cash that would otherwise be required to pay the full option price or by authorizing a third party to sell a portion of the shares acquired upon exercise of the Stock Option or Stock Appreciation Right and remit to the Employer a sufficient portion of the sales proceeds to pay the full option price any tax withholding resulting from such exercise or by any combination of these methods, subject to any limitations set forth in the corresponding Agreement.

  7.5 Unless expressly provided otherwise in an Agreement or by the Committee, no dividends shall be paid on shares of Stock subject to unexercised Stock Options or Stock Appreciation Rights. However, the Committee may provide in an Agreement or otherwise that a Participant has the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to a Stock Option or Stock Appreciation Right (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions, and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. Any such Stock issued, whether delivered or contingently credited, shall be charged against the limitations set forth in Plan section 3.5.

  7.6 The Committee may permit the voluntary surrender of all or a portion of any Stock Option or Stock Appreciation Right granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option or Stock Appreciation Right for the same or a different number of shares of Stock as the Stock Option or Stock Appreciation Right surrendered, or may require such surrender as a condition precedent to a grant of a new Stock Option or Stock Appreciation Right to such Participant. Subject to the provisions of the Plan, such new Stock Option or Stock Appreciation Right shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option or Stock Appreciation Right is granted. Upon surrender, the Stock Options or Stock Appreciation Rights surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Awards under this Plan.

                       ARTICLE VIII -- RESTRICTED STOCK

  8.1 Restricted Stock Awards may be made to Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

  8.2 With respect to Awards of Restricted Stock, the Committee shall:

     (a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

     (b)  determine the length of the Restriction Period;

     (c) determine any restrictions applicable to the Restricted Stock such as service or performance;

     (d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

     (e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or paid to the Company for the account of the Participant.

  8.3 Notwithstanding Section 3.6 of the Plan, a Restricted Stock Award must be accepted within a period of 60 days, or such other period as the Committee may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

  8.4 Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Agreement, if a Participant terminates employment or other service relationship with the Employer for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

  8.5 Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

  8.6 To the extent not otherwise provided in a Restricted Stock Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee may in its discretion elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

  8.7 In the event of hardship or other special circumstances of a Participant whose employment or other service relationship with the Employer is involuntarily terminated, the Committee may in its discretion elect to waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

  8.8 Upon an Award of Restricted Stock to a Participant, one or more stock certificates representing the shares of Restricted Stock shall be registered in the Participant's name. Such certificates may either:

     (a) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock; and/or

     (b) be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

  8.9 Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts.

  8.10 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

  8.11 In order to better ensure that Award payments actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.


                          ARTICLE IX -- STOCK AWARDS

  9.1 A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.

  9.2 For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.

  9.3 Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock, as adjusted under Section 3.10, if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted.

  9.4 A Stock Award shall be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written Agreement in such form as the Committee shall determine.


                        ARTICLE X -- PERFORMANCE SHARES

  10.1 Awards of Performance Shares may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Performance Shares may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

  10.2 With respect to Awards of Performance Shares, which may be issued for no consideration or such minimum consideration as is required by applicable law, the Committee shall:

     (a) determine and designate from time to time those Participants to whom Awards of Performance Shares are to be granted;

     (b) determine the number of Performance Shares to be granted to a Participant;

     (c) determine the performance period and/or performance objectives pursuant to which Performance Shares may be earned;

     (d) determine the form of settlement of a Performance Share; and

     (e) generally determine the terms and conditions of each such Award.

At any date, each Performance Share shall have a value equal to the Fair Market Value, determined as set forth in Section 2.11.

  10.3 The Committee may designate whether any Performance Share is intended to be "performance-based compensation" within the meaning of Code section 162(m). Notwithstanding anything herein to the contrary, any such Award shall be conditioned on achievement of one or more performance measures selected by the Committee from among the following: earnings, earnings per share, revenues, revenue growth, gross margin, market value added, economic value added, EBIT, EBITDA, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit/income, pre-tax profit/income, cash flow, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The grant of such Awards and the establishment of the performance measures shall be made during the specified performance period, which shall meet the requirements of Code section 162(m). No more than 100,000 Performance Shares may be earned by any Participant in any calendar year.

  10.4 Performance periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different performance periods are prescribed.

  10.5 The Committee shall determine the performance objectives of Awards of Performance Shares. Performance objectives may vary from Participant to Participant and between Awards and, except as provided in Section 10.3 above, shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including for example, but not limited to, minimum earnings per share or return on equity. If during the course of a performance period there shall occur significant events which the Committee expects to have a substantial effect on the applicable performance objectives during such period, the Committee may revise such performance objectives.

  10.6 If a Participant terminates service with the Employer during a performance period because of death, Disability, Retirement or under other circumstances in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of Performance Shares at the end of the performance period based upon the extent to which the performance objectives were satisfied at the end of such period and pro rated for the portion of the performance period during which the Participant was in service with the Employer; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Participant terminates service with the Employer during a performance period for any other reason, then such Participant shall not be entitled to any payment with respect to that performance period unless the Committee shall otherwise determine.

  10.7 Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash as the Committee shall determine, with payment to be made as soon as practicable after the end of the relevant performance period.

  10.8 The Committee shall have the authority to approve requests by Participants to defer payment of Performance Shares on terms and conditions approved by the Committee and set forth in a written Agreement between the Participant and the Company entered into in advance of the time of receipt or constructive receipt of payment by the Participant.


                    ARTICLE XI -- OTHER STOCK-BASED AWARDS

  11.1 Other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Stock awards or options valued by reference to book value or performance, may be granted either alone or in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Participants to whom and the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards. The Committee also may provide for the grant of shares of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

  11.2 Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

     (a) Subject to the provisions of this Plan and the applicable Agreement, shares of Stock subject to Other Stock- Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

     (b) Subject to the provisions of this Plan and the applicable Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts, if any, shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

     (c) Any Other Stock-Based Award and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the applicable Agreement, as determined by the Committee, in its sole discretion.

     (d) Upon the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder, if any, with respect to any or all of an Other Stock-Based Award.

     (e) Each Other Stock-Based Award shall be evidenced by, and subject to the terms of, an Agreement.

     (f) Stock, including securities convertible into Stock, issued on a bonus basis under this Article XI may be issued for no cash consideration.

  11.3 The Committee may designate whether any Other Stock-Based Award is intended to be "performance-based compensation" within the meaning of Code section 162(m). Notwithstanding anything herein to the contrary, any such Award shall be conditioned on achievement of one or more performance measures selected by the Committee from among the following: earnings, earnings per share, revenues, revenue growth, gross margin, market value added, economic value added, EBIT, EBITDA, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit/income, pre-tax profit/income, cash flow, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The grant of such Awards and the establishment of the performance measures shall be made during the specified performance period, which shall meet the requirements of Code section 162(m). No more than 100,000 shares of Stock may be earned by any Participant in any calendar year.

  11.4 Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:

     (a) The Committee shall select the Eligible Participants who may receive phantom stock Awards. The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.

     (b) Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the applicable Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof.

     (c) The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.


                   ARTICLE XII -- AMENDMENT AND TERMINATION

  12.1 The Board at any time and from time to time, may amend or terminate the Plan. To the extent required by Code section 422 and/or the rules of the exchange upon which the Stock is traded or other applicable law, no amendment, without approval by the Company's shareholders, shall:

     (a) alter the group of persons eligible to participate in the Plan;

     (b) except as provided in Plan section 3.10, increase the maximum number of shares of Stock which are available for issuance pursuant to Awards granted under the Plan;

     (c) extend the period during which Incentive Stock Options may be granted beyond the date which is ten (10) years following the Effective Date.

     (d) limit or restrict the powers of the Committee with respect to the administration of this Plan;

     (e) change the definition of an Eligible Participant for the purpose of Incentive Stock Options or increase the limit or the value of shares of Stock for which an Eligible Participant may be granted an Incentive Stock Option;

     (f) materially increase the benefits accruing to Participants under this Plan; or

     (g) change any of the provisions of this Article XII.

  12.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award previously granted to such Participant under this Plan; provided, however, the Committee retains the right and power to treat any outstanding Incentive Stock Option as a Nonqualified Stock Option in accordance with Plan section 4.3.

  12.3 Notwithstanding anything herein to the contrary, if the right to receive or benefit from any Award, either alone or together with payments that a Participant has the right to receive from the Company, would constitute a "parachute payment" under Code section 280G, all such payments may be reduced, in the discretion of the Committee, to the largest amount that will avoid an excise tax to the Participant under Code section 280G.


                   ARTICLE XIII -- MISCELLANEOUS PROVISIONS

  13.1 Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a director thereof, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

  13.2 The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award or the exercise thereof, including, but not limited to, withholding the payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Employer for the amount the Employer is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan in order to withhold or reimburse itself for the amount it is required to so withhold. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the exercise transaction. Any such method of satisfying the withholding obligation must satisfy any applicable requirements of rule 16b-3 under the Act.

  13.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Act section 16(b).

  13.4 The terms of the Plan shall be binding upon the Company, and its successors and assigns.

  13.5 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards under the Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

  13.6 Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof.

  13.7 If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

  13.8 Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

********************************************************************************
                                    APPENDIX
********************************************************************************


                           SPEIZMAN INDUSTRIES, INC.
   Proxy for Annual Meeting of Stockholders to be Held on November 16, 2000
         This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on November 16, 2000 and the Proxy Statement and appoints Robert S. Speizman and John C. Angelella, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Speizman Industries, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on November 16, 2000 at 11:00 a.m. at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted as follows:

     1. ELECTION OF DIRECTORS:
  [ ] FOR All Nominees  [ ] WITHHOLD Authority  [ ] WITHHOLD Authority To Vote
      Listed below          To Vote For All         For Those Nominees Written
                            Nominees                in the Space Provided Below;
                                                    and FOR All Other Nominees

Nominees: Robert S. Speizman, William Gorelick, Scott C. Lea, Josef Sklut and
          Jon P. Brady.

INSTRUCTION -- To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------
     2. Approval and adoption of the Speizman Industries, Inc. 2000 Equity Compensation Plan, which provides for the issuance of up to 155,000 shares
of Common Stock of the Company.       FOR  [ ]   AGAINST  [ ]   ABSTAIN  [ ]

     3. Approval and adoption of an amendment to the Speizman Industries, Inc. Stock Option Plan for Non-Employee Directors increasing the maximum number of shares of Common Stock of the Company available for issuance thereunder from
15,000 to 35,000.                     FOR  [ ]   AGAINST  [ ]    ABSTAIN  [ ]

     4. Ratification of the appointment of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 30,
2001.                                 FOR  [ ]   AGAINST  [ ]    ABSTAIN  [ ]

     5. The Proxies are authorized to vote the shares of Common Stock of the Company represented by this Proxy in accordance with their judgment on such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy, if signed and returned, will be voted FOR the election of the nominees named in
Item 1 and FOR Items 2, 3 and 4.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person.


                                   DATED:_________________________, 2000


                                   ____________________________________
                                   Signature

                                   ____________________________________
                                   Signature if held jointly



                                   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                   PROXY PROMPTLY IN THE ENCLOSED ENVELOPE